Exhibit 99.1

 Jefferies Group Announces Record Quarterly Revenues and Net Earnings

    NEW YORK--(BUSINESS WIRE)--July 15, 2003--Jefferies Group, Inc. (NYSE: JEF) today announced record financial results for the second quarter ended June 27, 2003.

    Highlights for the second quarter ended June 27, 2003:

    -- Earnings per share (diluted) of $0.65 matched a previous record and exceeded the $0.64 earned in the second quarter of 2002.
    -- Net earnings were a record $18.7 million compared to $17.6 million for the second quarter of 2002.
    -- Total revenues were a record $230.2 million versus $200.9 million for the second quarter of 2002.
    -- Earnings before income taxes and minority interest were a record $32.3 million compared to $29.9 million for the second quarter of 2002.
    -- Investment banking revenues were $44.7 million compared to $41.7 million for the second quarter of 2002.

    Highlights for the first six months ended June 27, 2003:

    -- Earnings per share (diluted) were $1.14 versus $1.29 for the first half of 2002.
    -- Net earnings were $32.9 million compared to $35.3 million for the first half of 2002.
    -- Total revenues were $415.5 million compared to $396.2 million for the first half of 2002.
    -- Earnings before income taxes and minority interest were $55.6 million compared to $59.9 million for the first half of 2002.
    -- Investment banking revenues were $88.9 million compared to $79.3 million for the first half of 2002.

    "We are pleased with the quality and breadth of our second quarter results. We plan to continue to invest in our platform with the goal to be the best provider of services for middle market companies and investors," said Richard B. Handler, Chairman and Chief Executive Officer of Jefferies.
    "The human capital that we've added throughout our firm over the past few years made a meaningful contribution this quarter," added John C. Shaw, Jr., President of Jefferies. "Our people are our most important asset, and we will continue to do our best to challenge and motivate our existing partners while attracting the best talent to our team."

    Conference Call

    A conference call with management discussion of financial results for the second quarter ended June 27, 2003 will be held July 15 at 11 AM (Eastern) and can be accessed at 617-801-9714 (live code:
22871334). A replay of the call will be available through July 22 at 617-801-6888 (replay code: 465059). A live audio Webcast and delayed replay will also be available at www.jefco.com and www.streetevents.com. Questions for consideration by management can be submitted in advance through the "Contact Us" function at www.jefco.com or by calling 203-708-5975 by 10 AM Eastern on July 15.

    About Jefferies

    Jefferies Group, Inc. (NYSE: JEF) is a holding company whose affiliated companies, including its principal operating subsidiary, Jefferies & Company, Inc., offer a variety of services for institutional investors and growth companies. Subsidiaries of Jefferies Group, Inc., together, comprise a full-service investment bank and institutional securities firm focused on the middle market. Jefferies offers financial advisory, capital raising, mergers and acquisitions, and restructuring services to small and mid-cap companies. The firm provides outstanding trade execution in equity, high yield, convertible and international securities, as well as fundamental research and asset management capabilities, to institutional investors. Additional services include correspondent clearing, prime brokerage, private client services and securities lending. The firm's leadership in equity trading is recognized by numerous consulting and survey organizations, and Jefferies' subsidiary, Helfant Group, Inc., executes more than eleven percent of the daily reported volume on the NYSE.
    Through its subsidiaries, Jefferies Group, Inc. employs more than 1,350 people in 20 offices worldwide, including Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York, Paris, San Francisco, Tokyo, Washington and Zurich. Further information about Jefferies, including a description of investment banking, trading, research and asset management services, can be found at www.jefco.com.

    This press release contains statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain expectations regarding operations and our statements about plans and objectives. These forward-looking statements include the words "will," "continue", "plan" and other similar expressions. These forward-looking statements represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Actual results could differ materially from those projected in these forward-looking statements. Please refer to our recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2003 and other filings we make with the Securities and Exchange Commission for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements. We do not assume any obligation to update any forward-looking statement we make.

    PLEASE NOTE: Share and per share information in this press release have not been restated to retroactively reflect the effect of the 2-for-1 stock split declared by the Board of Directors payable to stockholders of record as of July 31, 2003.

    -- financial tables follow --

                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
           (Amounts in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                     Three Months       Six Months
                                         Ended            Ended
                                  ----------------- -----------------
                                  June 27, June 28, June 27, June 28,
                                    2003     2002     2003     2002
                                  -------- -------- -------- --------

Revenues:
 Commissions                      $ 69,770 $ 63,063 $126,427 $127,636
 Principal transactions             80,437   67,288  139,126  133,955
 Investment banking                 44,716   41,650   88,919   79,318
 Interest                           30,701   24,447   52,200   46,076
 Asset management                    3,010    2,724    5,687    6,211
 Other                               1,575    1,705    3,149    3,023
                                  -------- -------- -------- --------
  Total revenues                   230,209  200,877  415,508  396,219
Interest expense                    31,378   22,748   52,428   40,346
                                  -------- -------- -------- --------
Revenues, net of interest expense  198,831  178,129  363,080  355,873
                                  -------- -------- -------- --------

Non-interest expenses:
 Compensation and benefits         114,115  101,715  209,512  206,282
 Floor brokerage and clearing fees  12,483   13,442   23,295   27,590
 Technology and communications      14,153   13,998   28,624   25,393
 Occupancy and equipment rental      9,499    6,148   16,825   12,306
 Business development                5,519    5,686   11,569   11,990
 Other                              10,760    7,243   17,696   12,451
                                  -------- -------- -------- --------
  Total non-interest expenses      166,529  148,232  307,521  296,012
                                  -------- -------- -------- --------

Earnings before income taxes and
 minority interest                  32,302   29,897   55,559   59,861
Income taxes                        11,640   12,282   20,712   24,574
                                  -------- -------- -------- --------
Earnings before minority interest 20,662 17,615 34,847 35,287 Minority interest in earnings of
 consolidated subsidiaries, net      1,924       --    1,924       --
                                  -------- -------- -------- --------
  Net earnings                    $ 18,738 $ 17,615 $ 32,923 $ 35,287
                                  ======== ======== ======== ========

Earnings per share:
 Basic                            $   0.75 $   0.72 $   1.32 $   1.43
                                  ======== ======== ======== ========
 Diluted                          $   0.65 $   0.64 $   1.14 $   1.29
                                  ======== ======== ======== ========

Weighted average shares:
 Basic                              25,102   24,626   25,006   24,695
 Diluted                            29,038   27,436   28,795   27,407

                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
           (Dollars in Thousands, Except Per Share Amounts)
                              (Unaudited)

                                     Quarters ended
                   --------------------------------------------------
                   6/27/2003 3/28/2003 12/31/2002 9/27/2002 6/28/2002
                   --------- --------- ---------- --------- ---------
Statement of
 Earnings
------------
Revenues, net of
 interest expense   $198,831  $164,249   $159,907  $158,909  $178,129
Non-interest
 expenses:
 Compensation and
  benefits           114,115    95,397     87,425    91,878   101,715
 Non-personnel
  expenses            52,414    45,595     47,965    47,717    46,517
                   --------- --------- ---------- --------- ---------
Earnings before
 income taxes and
 minority interest    32,302    23,257     24,517    19,314    29,897
Income taxes          11,640     9,072      9,015     7,532    12,282
                   --------- --------- ---------- --------- ---------
Earnings before
 minority interest    20,662    14,185     15,502    11,782    17,615
Minority interest
 in earnings of
 consolidated
 subsidiaries, net     1,924        --         --        --        --
                   --------- --------- ---------- --------- ---------
    Net earnings   $  18,738 $  14,185 $   15,502 $  11,782 $  17,615
                   ========= ========= ========== ========= =========

Diluted earnings
 per share         $    0.65 $    0.50 $     0.56 $    0.43 $    0.64
                   ========= ========= ========== ========= =========

Financial Ratios
----------------
Pretax operating
 margin                16.2%     14.2%      15.3%     12.2%     16.8%
Compensation and
 benefits/net
 revenues              57.4%     58.1%      54.7%     57.8%     57.1%
Effective tax rate     36.0%     39.0%      36.8%     39.0%     41.1%

                JEFFERIES GROUP, INC. AND SUBSIDIARIES
                   SELECTED STATISTICAL INFORMATION
                   (Dollars and Shares in Thousands)
                              (Unaudited)

                                     Quarters ended
                   --------------------------------------------------
                   6/27/2003 3/28/2003 12/31/2002 9/27/2002 6/28/2002
                   --------- --------- ---------- --------- ---------
Revenues by Source
------------------
Commissions and
 principal
 transactions:
  Equities          $ 85,047  $ 69,993   $ 86,802  $ 81,613  $ 76,257
  International       25,618    16,231     16,703    21,602    19,563
  High yield           9,434    10,835      7,479     6,502     9,826
  Convertibles         8,570     8,184      7,825     6,823     7,573
  Execution            5,946     5,089      5,842     6,380     8,262
  Bonds Direct         6,038     4,538      3,293     3,723     2,641
  Other proprietary
   trading             9,554       476     (5,713)   (6,200)    6,229
                   --------- --------- ---------- --------- ---------
    Total            150,207   115,346    122,231   120,443   130,351
Investment banking    44,716    44,203     31,059    29,451    41,650
Interest              30,701    21,499     20,860    25,091    24,447
Asset management       3,010     2,677      3,425     2,390     2,724
Other                  1,575     1,574      1,831     1,776     1,705
                   --------- --------- ---------- --------- ---------
    Total revenues  $230,209  $185,299   $179,406  $179,151  $200,877
                   ========= ========= ========== ========= =========

Other Data
----------
Number of trading
 days                     63        60         65        63        64
Average employees      1,364     1,359      1,323     1,292     1,229
Common shares
 outstanding          27,571    27,568     26,952    26,895    26,930
Weighted average
 shares:
   Basic              25,102    24,905     24,439    24,645    24,626
   Diluted            29,038    28,562     27,618    27,618    27,436

    As of June 27, 2003, stockholders' equity amounted to $683 million, resulting in a book value of $24.78 per share.

    CONTACT: Jefferies Group, Inc., New York
             Joseph A. Schenk, 212-284-2338